SECURITIES AND EXCHANGE COMMISSION
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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Bellmore Corporation
(Exact Name of Small Business Issuer in its Charter)

Nevada		26-3033276
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

Bellmore Corporation
1806 Bellmore Street
Oakhurst, NJ 07755
(732) 876-1559
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Vcorp Services, LLC
1409 Bonita Avenue
Las Vegas, NV 89104
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

Large Accelerated Filer [  ]     Accelerated Filer [  ]     Non-Accelerated Filer [  ]     Smaller Reporting Company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	370,000	$0.10	$37,000	$1.45

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED DECEMBER , 2008

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

370,000 SHARES OF
BELLMORE CORPORATION
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 370,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  December , 2008

ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision ..

About Our Company

Bellmore Corporation was incorporated in the State of Nevada on July 22, 2008. Our plan is to sell nutritional supplements to international retailers, wholesalers, and pharmacies in the form of bulk products or packaged goods with the manufacturing of the products being done in the U.S. We will focus on low prices and high quality U.S. manufacturers to ensure a high-end product at a reasonable price for our customers. Our president, Mark Gruberg, and our Vice-President, Bernard Gruberg, have more than 20 combined years in this industry and have established customers all over the world. Through our knowledge of U.S. manufactures and over 20 years of experience in the industry, we will be able to find more clients to grow our business and hire additional personnel to represent us. We will provide pricing, order fulfillment, customer service, and handle shipping for our customers at a competitive price which includes a commission for our company.

Where You Can Find Us

Our business office is located at 1806 Bellmore Street, Oakhurst, NJ 07755. This location is adequate for our current needs. Our telephone number is (732) 876-1559.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.10 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (July 22, 2008) through to July 31, 2008 are derived from our audited annual financial statements.

For the Period from Inception (July 22, 2008) through July 31, 2008 (audited)
STATEMENT OF OPERATIONS

Revenues	$-
General and Administrative Expenses	17,500
Total Operating Expenses	17,500
Net Loss	(17,500)

As of July 31, 2008 (audited)
BALANCE SHEET DATA

Cash	$2,000
Total Assets	2,000
Total Liabilities	14,500
Stockholders’ Deficit	(12,500)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Nevada in July 2008. With the exception of $2,000 in cash, we have no significant financial resources and limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our manufacturing and marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. From July 22, 2008 (inception) to July 31, 2008 we have incurred a net loss of $17,500 and net cash used in operations of $14,500. We also had a working capital deficit and stockholders' deficit of $12,500 at July 31, 2008, in addition, the company is in the development state at July 31, 2008. If we cannot generate sufficient revenues from our services, we may have to delay the implementation of our business plan.

IF WE NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may not be able to fund our future operations and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

If we cannot obtain additional funding, we may be required to: (i) limit our investments in research and development; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures.  Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF MARK GRUBERG AND BERNARD GRUBERG OUR OFFICERS AND DIRECTORS. WITHOUT THEIR CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Mark Gruberg and Bernard Gruberg our Officers and Directors. We currently do not have an employment agreement with Messrs. Gruberg. The loss of their services could have a material adverse effect on our business, financial condition or results of operation.

WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our manufacturing and marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

THE OFFERING PRICE OF THE SHARES SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES.  THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.10 for the shares of common stock was determined based on the price of shares sold in our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Item 4.  Use of Proceeds.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Item 5. Determination of Offering Price

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was based on the price of our private offering. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in October 2008 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined based on the price shares were sold to our shareholders in our private placement and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.  Although our common stock is not listed on a public exchange, we will attempt to engage a market maker to file to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6. Dilution.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Item 7. Selling Security Holders.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 370,000 shares of our common stock held by 37 shareholders of our common stock of which 340,000 shares were sold in our Regulation D Rule 506 offering completed in October 2008 and 30,000 shares which were issued in exchange for services rendered.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of December 9, 2008 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
Richard I. Anslow(1)	12,000	12,000	0	0%
Gregg E. Jaclin(1)	12,000	12,000	0	0%
Matt Carroll	6,000	6,000	0	0%
Alexander Fridman	10,000	10,000	0	0%
Steven Smith	10,000	10,000	0	0%
Anton Kuznetsov	10,000	10,000	0	0%
Elena Gruberg(2)	10,000	10,000	0	0%
Joseph Fretta	10,000	10,000	0	0%
Eugene Glisson	10,000	10,000	0	0%
Tathiana Cardoso	10,000	10,000	0	0%
Colleen Meyer	10,000	10,000	0	0%
Arthur LaRue	10,000	10,000	0	0%
John Botzolakis	10,000	10,000	0	0%
Allessandra Desa	10,000	10,000	0	0%
Lauren Slepian	10,000	10,000	0	0%
Richard Abrams	10,000	10,000	0	0%
Maxwell Colby	10,000	10,000	0	0%
Edward Christopher	10,000	10,000	0	0%
Erondina Macedo Da Silva	10,000	10,000	0	0%
Maria Gracas Da Silva	10,000	10,000	0	0%
Cristiano Macedo Da Silva	10,000	10,000	0	0%

Luciano Macedo Da Silva	10,000	10,000	0	0%
Alba Gruberg(3)	10,000	10,000	0	0%
Horacio Abulafia	10,000	10,000	0	0%
Cecilia Abulafia	10,000	10,000	0	0%
Gaston Abulafia	10,000	10,000	0	0%
Alberto Sentieri	10,000	10,000	0	0%
Mariana Sentieri	10,000	10,000	0	0%
Sergio Cuculiza	10,000	10,000	0	0%
Heather McGair	10,000	10,000	0	0%
Richard Schulte	10,000	10,000	0	0%
Nathan Forrest	10,000	10,000	0	0%
Marscheall Benjamin	10,000	10,000	0	0%
Michael Relvas	10,000	10,000	0	0%
Robert Lindstrom	10,000	10,000	0	0%
Anthony Piacentino	10,000	10,000	0	0%
Andrew Gladstein	10,000	10,000	0	0%

(1) These shares are owned by Gregg E. Jaclin, and Richard I. Anslow who are partners in the law firm Anslow & Jaclin, LLP, which is serving as counsel to the Company with respect to this registration statement.
(2) Elena Gruberg is the mother of Bernard Gruberg and is the ex-wife of Mark Gruberg
(3) Alba Gruberg is is the sister of Mark Gruberg

Except as listed above, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	have ever been an officer or director or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Item 8. Plan of Distribution.

The selling security holders may sell some or all of their shares at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will attempt to engage a market maker to file to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.10 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

O	ordinary brokers transactions, which may include long or short sales,
O	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

O	through direct sales to purchasers or sales effected through agents,
O	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
O	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $25,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9. Description of Securities to be Registered.

General

Our authorized capital stock consists of 100,000,000 Shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of December 9, 2008 2,370,000 shares of common stock are issued and outstanding and held by 39 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this private placement are fully paid and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. Currently there is only one elected director.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.001 par value.  As of December 9, 2008 there are no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

Item 10. Interests of Named Experts and Counsel

Other than Richard Anslow, and Gregg Jaclin, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.  Richard Anslow and Gregg Jaclin are partners of Anslow & Jaclin, LLP.

The financial statements included in this prospectus and the registration statement have been audited by Berman & Company, P.A., to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 11. Information with Respect to the Registrant.

Organization Within Last Five Years

We were incorporated in July 2008 in the State of Nevada and 1,000,000 shares of common stock were issued to Mark Gruberg, and 1,000,000 shares of common stock were issued to Bernard Gruberg.

Description of Business

General

We are a seller of nutritional products in the form of tablets, capsules, softgels, and powders. We sell U.S. manufactured nutritional supplements to international customers. Through our extensive knowledge of U.S. nutritional supplement manufactures, we can provide our clients with contract manufacturing of bulk or finished goods and can specialize in a wide range of products for both the domestic and international supplement markets. We also specialize in the development of custom formulations and specialty products for our customers. All our products are made under current Good Manufacturing Practices (cGMP’s) and uphold the highest standards in quality and safety. We can also provide our clients with fast and reliable shipping, by ocean or air, as well as help with adhering to local customs regulations, laws, and tariffs.

Marketing:

We plan to market our products through a combination of advertising, attending international trade shows, and using client networking. The customers that attend international industry trade shows are our target market and we plan on buying booth space to show our products and attract clientele. These shows run all year long and will give us access to customers all over the world. We also plan on advertising in various magazines that target the nutritional supplement industry. Lastly, we plan on using existing contacts and clients in the nutritional supplement industry to grow our customer base through networking and word of mouth.

Strategy:

We plan to attract and keep our clients by providing a high quality product at a reasonable price. We plan on researching product pricing from various nutritional supplement manufacturers throughout the U.S. so that we can provide our customers with the best possible price along with keeping a profit for our company. We will only deal with reputable and proven U.S. manufactures that we know can provide an excellent product for our customers. We will also provide our customers with exceptional customer service. We will keep our customers updated with the status of orders as well as setting up the shipping of our products to our customers. As demand for our products increases, we will look into the possibility of opening our own manufacturing facility through the use of financing and existing capital.

Market:

Recent trend reports show that consumers are favoring preventative health over trying to cure diseases. This is shown by the growing demand for nutritional supplements and pharmaceutical products in the U.S. and worldwide. The aim of nutritional supplements is to help consumers remain healthy and active without the need of medications. We will be targeting consumers who buy nutritional supplement products in order to live a healthier lifestyle and prevent future health problems.

Competition:

The nutritional industry in the U.S. alone is an estimated $20 Billion market. The market worldwide is estimated at $50 billion and growing rapidly. Contract manufacturing and private label services are used by a countless number of multi-level companies, distributors, and small retailers. Competition in this market is growing rapidly leading to better products at lower prices. We believe that our commitment to quality and superior customer service can give it opportunities for rapid growth and expansion in the domestic and international market combined with over 15 years of experience and industry knowledge.

Regulation:

The Nutritional industry in the U.S. is regulated by the FDA and is held under strict standards and guidelines. The products manufactured must meet label claims and must be manufactured under Good Manufacturing Practices. It is anticipated that as the industry continues to grow, additional regulations and controls will be placed on the industry. It is very important that any company in this industry have extensive knowledge of the laws and regulations with respect to nutritional supplement sales. We impose high standards on our contractors in terms of quality control and quality assurance to assure the quality and potency of the nutritional supplements we sell.  All products go through the appropriate testing and screening to ensure that the supplements meet manufacturing guidelines and product specifications.

Every country outside of the U.S. has its own rules and regulations with regards to nutritional supplement importation and sales. It can be a tedious process to register and import nutritional supplement products without the proper knowledge and experience. We have a significant advantage in this area because of our management’s vast understanding and knowledge of international regulations of the industry. Mark Gruberg attends several tradeshows each year across the world and has a deep knowledge of rules in areas including Asia, Europe, and the South American Market. He also has contacts with the Food Export Association of the United States and several other countries’ ministry’s of health that keep him updated with changes in the rules and regulations in the nutritional supplement industry across the globe. This gives us a significant advantage over other company executives that do not have this type of knowledge or experience.

Employees:

Mark Gruberg and Bernard Gruberg are the only people currently employeed. They will not take a salary until our marketing strategy is fully implemented and a steady customer base and cash flow is established. The time frame for this is not known as of yet.

DESCRIPTION OF PROPERTY

Our principal executive office location and mailing address is 1806 Bellmore Street, Oakhurst, NJ 07755. Currently, this space is sufficient to meet our office needs; however, if we expand our business to a significant degree, we will have to find a larger space.  Our current location is provided to the company by Kwik Enterprises LLC.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate engaging a market maker to apply for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of December 9, 2008 statement, we had 39 shareholders of our common stock.

Rule 144 Shares

As of November 21, 2008, there are no shares of common available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.  After July 2009, the 1,000,000 common shares held by Mark Gruberg, and the 1,000,000 common shares held by Bernard Gruberg will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.  After July 2009, the 12,000 shares issued to Richard Anslow for legal services rendered, and 12,000 shares issued to Gregg Jaclin for legal services rendered will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.  After October 2009, all of the shares of our common stock held by the 34 shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public. Sales under Rule 144 are subject availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E , Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at  http://www.sec.gov.

Bellmore Corporation
(A Development Stage Company)
Financial Statements
July 31, 2008

i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:
Bellmore Corporation

We have audited the accompanying balance sheet of Bellmore Corporation (a development stage company) as of July 31, 2008 and the related statements of operations, changes in stockholders' deficit and cash flows for the period from July 22, 2008 (Inception) to July 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included considerations of internal control over financial reporting as a basis for designing audit procedures that arc appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bellmore Corporation as of July 31, 2008, and the results of its operations and its cash flows for the period from July 22, 2008 (Inception) to July 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss of $17,500 and net cash used in operations of $14,500 for the period ended July 31, 2008; and a working capital deficit and stockholders' deficit of $12,500 at July 31, 2008. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berman & Company, P.A.

Boca Raton, Florida
October 15, 2008

551 NW 77th Street. Suite 107 • Boca Raton, FI. 33487
Phone: (561) 864-4444 • Fax: (561) 892-3715
www.bermancpas.com • info@bermancpas.com
Registered with the PCAOB • Member AICPA Center for Audit Quality
Member American Institute of Certified Public Accountants
Member Florida Institute of Certified Public Accountants

Bellmore Corporation
(A Development Stage Company)
Balance Sheet
July 31, 2008

Assets

Current Assets
Cash	$2,000
Total Current Assets	2,000

Total Assets	$2,000

Liabilities and Stockholders' Deficit

Current Liabilities
Loans payable - related party	$14,500
Total Current Liabilities	14,500

Stockholders' Deficit
Preferred stock, $0.001 par value; 10,000,000 shares authorized;
none issued and outstanding	-
Common stock, $0.001 par value; 100,000,000 shares authorized;
2,030,000 shares issued and outstanding	2,030
Additional paid-in capital	2,970
Deficit accumulated during the development stage	(17,500)
Total Stockholders' Deficit	(12,500)

Total Liabilities and Stockholders' Deficit	$2,000

See accompanying notes to financial statements.

Bellmore Corporation
(A Development Stage Company)
Statement of Operations
For the Period from July 22, 2008 (Inception) to July 31, 2008

Revenues	$-

Operating expenses
General and administrative	17,500
Total operating expenses	17,500

Net loss	$(17,500)

See accompanying notes to financial statements.

Bellmore Corporation
(A Development Stage Company)
Statement of Changes in Stockholders' Deficit
For the Period from July 22, 2008 (Inception) to July 31, 2008

				Deficit
	Common Stock, $0.001 Par Value		Additional Paid In	Accumulated during Development	Total Stockholders'
	Shares	Amount	Capital	Stage	Deficit

Proceeds from the issuance of common stock - founders ($0.001/Share)	2,000,000	$2,000	$-	$-	$2,000

Proceeds from the issuance of common stock for services ($0.10/Share)	30,000	30	2,970	-	3,000

Net loss for the period from July 22, 2008 (inception) to July 31, 2008				(17,500)	(17,500)

Balance - July 31, 2008	2,030,000	$2,030	$2,970	$(17,500)	$(12,500)

See accompanying notes to financial statements.

Bellmore Corporation
Statement of Cash Flows
For the Period from July 22, 2008 (Inception) to July 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,500)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services	3,000
Net Cash Used In Operating Activities	(14,500)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable - related party	14,500
Proceeds from issuance of common stock - founders	2,000
Net Cash Provided By Financing Activities	16,500

Net Increase in Cash	2,000

Cash - Beginning of Period	-

Cash - End of Period	$2,000

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Income Taxes	$-
Interest	$-

See accompanying notes to financial statements.

Bellmore Corporation
(A Development Stage Company)
Notes to Financial Statements
July 31, 2008

Note 1 Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Bellmore Corporation (the “Company”), was incorporated in the State of Nevada on July 22, 2008.

The Company intends to supply non prescription nutritional products.

Development Stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include equity based financing and further implementation of the business plan. The Company will look to obtain additional debt and/or equity related funding opportunities. The Company has not generated any revenues since inception.

Risks and Uncertainties

The Company's operations are subject to significant risk and uncertainties including competition, financial, operational, technological, regulatory and other risks associated with a development stage company, including the potential risk of business failure.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

A significant estimate in 2008 included a 100% valuation allowance for deferred taxes due to the Company’s continuing and expected future losses.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.  The Company had no cash equivalents at July 31, 2008.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.  At July 31, 2008 there were no balances that exceeded the federally insured limit.

Bellmore Corporation
(A Development Stage Company)
Notes to Financial Statements
July 31, 2008

Stock-Based Compensation

All share-based payments to employees will be recorded and expensed in the statement of operations as applicable under SFAS No. 123R “Share-Based Payment”.  For the period from July 22, 2008 (inception) to July 31, 2008, the Company has not issued any stock based compensation to employees.

Non-Employee Stock Based Compensation

Stock-based compensation awards issued to non-employees for services will be recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue EITF No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”). For the period from July 22, 2008 (inception) to July 31, 2008, the Company has not issued any stock based compensation to third parties.

Income Taxes

The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Company adopted the provisions of FASB Interpretation No. 48; “Accounting for Uncertainty in Income Taxes-An Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely of being realized upon ultimate settlement. We consider many factors when evaluating and estimating our tax positions and tax benefits, which may require periodic adjustments.  At July 31, 2008, we did not record any liabilities for uncertain tax positions.

Segment Information

The Company follows Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information."  During 2008, the Company only operated in one segment; therefore, segment information has not been presented.

Bellmore Corporation
(A Development Stage Company)
Notes to Financial Statements
July 31, 2008

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability.  It also defines fair value and established a hierarchy that prioritizes the information used to develop assumptions.  SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The Company does not expect SFAS No. 157 to have a material impact on its financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings.  The decision to elect the fair value option is determined on an instrument-by-instrument basis, should be applied to an entire instrument and is irrevocable.  Assets and liabilities measured at fair values pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using other measurement attributes.  SFAS No. 159 is effective as of the beginning of the Company’s 2008 fiscal year. The adoption of SFAS No. 159 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The adoption of SFAS No. 160 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS 141R, “Business Combinations” (“SFAS 141R”), which replaces FASB SFAS 141, “Business Combinations”.  This Statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  SFAS 141R will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.  This compares to the cost allocation method previously required by SFAS No. 141.  SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption of this standard is not permitted and the standards are to be applied prospectively only.  Upon adoption of this standard, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of SFAS No. 141R is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

Bellmore Corporation
(A Development Stage Company)
Notes to Financial Statements
July 31, 2008

In January 2008, the SEC released SAB No. 110, which amends SAB No. 107 which provided a simplified approach for estimating the expected term of a “plain vanilla” option, which is required for application of the Black-Scholes option pricing model (and other models) for valuing share options. At the time, the Staff acknowledged that, for companies choosing not to rely on their own historical option exercise data (i.e., because such data did not provide a reasonable basis for estimating the term), information about exercise patterns with respect to plain vanilla options granted by other companies might not be available in the near term; accordingly, in SAB No. 107, the Staff permitted use of a simplified approach for estimating the term of plain vanilla options granted on or before December 31, 2007. The information concerning exercise behavior that the Staff contemplated would be available by such date has not materialized for many companies. Thus, in SAB No. 110, the Staff continues to allow use of the simplified rule for estimating the expected term of plain vanilla options until such time as the relevant data becomes widely available. The Company does not expect its adoption of SAB No. 110 to have a material impact on its financial position, results of operations or cash flows.

In March 2008, the FASB issued SFAS No. 161 “Disclosures about Derivative Instruments and Hedging Activities—An Amendment of FASB Statement No. 133.” (“SFAS 161”). SFAS 161 establishes the disclosure requirements for derivative instruments and for hedging activities with the intent to provide financial statement users with an enhanced understanding of the entity’s use of derivative instruments, the accounting of derivative instruments and related hedged items under Statement 133 and its related interpretations, and the effects of these instruments on the entity’s financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008. The Company does not expect its adoption of SFAS 161 to have a material impact on its financial position, results of operations or cash flows.

In April 2008, the FASB issued FASB Staff Position (“FSP”) SFAS No. 142-3, “Determination of the Useful Life of Intangible Assets”. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141R, and other GAAP. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company is currently evaluating the impact of SFAS FSP 142-3, but does not expect the adoption of this pronouncement will have a material impact on its financial position, results of operations or cash flows.

Bellmore Corporation
(A Development Stage Company)
Notes to Financial Statements
July 31, 2008

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”).  SFAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States.  This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board’s amendments to AU section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.  The Company is currently evaluating the impact of SFAS 162, but does not expect the adoption of this pronouncement will have a material impact on its financial position, results of operations or cash flows.

In May 2008, the FASB issued FSP Accounting Principles Board (“APB”) 14-1 “Accounting for Convertible Debt instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis. The Company does not believe the adoption of FSP APB 14-1 will have a significant effect on its financial position, results of operations or cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Note 2 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $17,500 and net cash used in operations of $14,500 for the period ended July 31, 2008; and a working capital deficit and stockholders’ deficit of $12,500 at July 31, 2008. In addition, the Company is in the development stage and has not yet generated any revenues.

The ability of the Company to continue as a going concern is dependent on Management's plans, which include potential asset acquisitions, mergers or business combinations with other entities, further implementation of its business plan and continuing to raise funds through debt or equity raises. To date, all debt financing has come from a related party.  The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Bellmore Corporation
(A Development Stage Company)
Notes to Financial Statements
July 31, 2008

Note 3 Income Taxes

SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The Company has a net operating loss carryforward for tax purposes totaling $0 at July 31, 2008, expiring through 2028. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).  Temporary differences, which give rise to a net deferred tax asset, are as follows:

Significant deferred tax assets at July 31, 2008 are as follows:

Gross deferred tax assets:
Net operating loss carryforwards	$(5,600)
Total deferred tax assets	5,600
Less: valuation allowance	(5,600)
Net deferred tax asset recorded	$-

The valuation allowance at July 22, 2008 (inception) was $0. The net change in valuation allowance during the year ended July 31, 2008, was an increase of $5,600.  In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.   Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of July 31, 2008.

The actual tax benefit differs from the expected tax benefit for the period ended July 31, 2008 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes and 6.5% for state income taxes (New Jersey), a blended rate of 38.29%) as follows:

Expected tax expense (benefit) – Federal	$(5,600)
Expected tax expense (benefit) – State	(1,100)
Non-deductible stock compensation	1,100
Change in Valuation Allowance	5,600
Actual tax expense (benefit)	$-

Bellmore Corporation
(A Development Stage Company)
Notes to Financial Statements
July 31, 2008

Note 4 Loans Payable – Related Party

During July 2008, the Company issued loans payable, totaling $14,500, to an affiliated entity of two of the Company’s officers. The loans bear interest at 8% and are due one year from the issuance date.  The loans are unsecured.

At July 31, 2008, these advances represent a 100% concentration in debt financing.

Note 5 Stockholders’ Deficit

On July 28, 2008, the Company issued 2,000,000 shares of common stock, for $2,000, ($0.001/share) to its founders.

On July 29, 2008, the Company issued 30,000 shares of common stock, having a fair value of $3,000 ($0.10/share), based upon the fair value of the services provided, for legal services.  Under APB No. 29, “Accounting for Nonmonetary Transactions”, fair value of the services provided reflect a more readily determinable fair value than the shares issued in recent cash transactions with third parties.  The exchange of these non-monetary assets did not result in a gain or loss. At July 31, 2008, the Company has expensed this stock issuance as a component of general and administrative expense.

Note 6 Subsequent Events

From August 1, 2008 through October 15, 2008, the Company issued 340,000 shares of common stock for $34,000 ($0.10/share) to third party investors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

Our specific goal  is to attract a client base that will have steady orders of nutritional supplements throughout the year. We intend to accomplish this through the following steps:

1.
We plan on using our existing contacts in the nutritional supplement industry to acquire new customers through word of mouth and advertising in various industry publications. We expect this to take upwards of 2-3 months at an expense of $10,000 to promote our company. We also plan to establish a website that highlights our company’s products and services. We believe that it will cost up to $2,000 initially to have our website fully operational. We expect the website to be operational by the middle of 2009. We do not intend to hire employees at this point. Mark Gruberg and Bernard Gruberg will handle all administrative duties.

2.
During the year, we plan to attend industry trade shows as well as having a booth in two major international shows. We expect to purchase a booth at the Natural Products Expo Asia in Hong Kong in August 2009 and the Vitafoods International Trade Show in Geneva, Switzerland in May 2009. These two shows draw customers from all over Europe and Asia and should allow us to reach our target market effectively. We plan to spend $10,000 on each show to cover all expenses necessary to promote our company, for a total cost of $20,000. These shows are expected to gain our company up to 10 new clients with 3 of them being major buyers. This would increase sales by up to $500,000 through the expectation that each new customer brings in $50,000 in sales.

3.
We plan on keeping fully up to date with product pricing from several different nutritional product manufactures in the U.S. to allow us to give our customers the best possible price. We also plan on keeping up to date with import regulations throughout the world so that our customers will never have a problem getting their goods. In regards to countries that require registration of products before they may be imported, we will take care of that for our customers and keep track of their filing status and updates in a timely manner.  This will separate us from other nutritional supplement export companies in the U.S that do not register products for customers or take several months to complete the process. We will be able to complete this process in a quarter of the time using our existing knowledge of international rules and regulations.

After we have achieved these goals and established a customer base, we will look into expanding our offices and operations. It is possible that in the future we would be able to purchase our own manufacturing facility to further increase profits, but the there are currently no plans for this nor any estimate of costs.

In summary, we anticipate to start acquiring new customers by the second quarter of 2009. We estimate that we can begin generating revenue at that time. If we cannot generate sufficient revenues to continue operations, we will suspend our operations.

Results of Operations

For the period from inception through July 31, 2008, we had no revenue.  Expenses for the period from July 22, 2008 (inception) to July 31, 2008 totaled $17,500 resulting in a loss of $17,500.

Capital Resources and Liquidity

As of July 31, 2008 we had $2,000 in cash.

The initial use of proceeds from our unregistered common share sales that occurred between July 2008 and October 2008 was to be split between offering expenses, professional fees, advertising/marketing, and working capital. We raised approximately $36,000 from its intended maximum offering of $100,000 and exercised its right to reassess and reassign its intended use of funds. We have allocated almost all of our capital raised for legal and accounting/auditor expenses related to the offering and the listing process.

We are currently seeking funding for our plan of operations.  We would like to raise a minimum of $100,000 and a maximum of $500,000 in order to continue our marketing plan and build a customer base.  To achieve our goals, a large portion of the funds raised will be invested in advertising, marketing, and travel expenses.  Our success is contingent upon having enough capital to build enough customers to support the business.   We expect to raise additional funds within the next 6-8 months.  A private placement is the most likely scenario for the company to achieve success in raising additional funds for its operations.  There are no discussions with any parties at this point in time for additional funding; however, we will attempt to discuss our business plan with various brokers in the US.

We believe we can satisfy our cash requirements for the next twelve months with our current cash and expected revenues. However, completion of our plan of operations is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without adequate revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to achieve our profit, revenue, and growth goals.

We anticipate that our operational, and general and administrative expenses for the next 12 months will total approximately $100,000. The $100,000 will be financed through the company’s cash on hand of $35,500 plus approximately $250,000 in sales.  We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees, unless financing is raised. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors of December 9, 2008 are as follows:

NAME	AGE	POSITION
Mark Gruberg	54	President, Chief Executive Officer, Chairman of the Board
Bernard Gruberg	25	Chief Financial Officer, Director, Vice President

Set forth below is a brief description of the background and business experience of our sole executive officer and director for the past five years.

Mark Gruberg, 54, President, CEO, Chairman. Mr. Mark Gruberg has been involved in the nutritional supplement industry for over 15 years. He has served as management and ran day to day operations of his own small business since 1997 and has worked with other industry companies since the early 1990’s. His responsibilities have included management of 5 employees, managing customer relationships, handling payrolls and bookkeeping, keeping a schedule, and various other activities associated with running a small business. He has travelled throughout the world establishing customers in Europe, South America, and Asia as well as gaining a steady customer base and extensive knowledge of the nutritional supplement industry. Mr. Mark Gruberg has a Industrial engineering degree from the Universidad Tecnologica in Buenos Aires, Argentina and has previously worked as an electrical engineer.

Bernard Gruberg, 25, CFO, Vice President, Director. Mr. Bernard Gruberg has worked in the nutritional supplement industry for several years and has experience managing the finances of a small business. His responsibilities have included managing sales and marketing for a nutritional supplement company as well as keeping up with customer service and order placements. He has previously developed a website for a nutritional supplement company along with a business plan and effective marketing strategy. Mr. Bernard Gruberg has a firm understanding of the industry and would work alongside with Mark Gruberg in the running of Bellmore Corporation. Mr. Bernard Gruberg has a double major in Marketing and Logistics/Supply Chain Management from the University of Maryland.

Term of Office

Our sole director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officer is appointed by our board of directors and holds office until removed by the board.

EXECUTIVE COMPENSATION

Summary Compensation Table; Compensation of Executive Officer

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our executive officers paid by us during the period ended July 31, 2008 in all capacities for the accounts of our executive, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Mark Gruberg President, CEO, and Chairman	2008	$0	0	0	0	0	0	0	$0

Bernard Gruberg CFO, Vice President, Director	2008	$0	0	0	0	0	0	0	$0

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table through July 31, 2008.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending July 31, 2008 by our executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table.

There were no awards made to our executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

Our Directors are permitted to receive fixed fees and other compensation for their services as a director. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to the directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our officers and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of December 9, 2008 and by the officer and director, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Mark Gruberg 1806 Bellmore Street Oakhurst, NJ 07755	1,000,000	42%

Common Stock	Bernard Gruberg 1806 Bellmore Street Oakhurst, NJ 07755	1,000,000	42%

Common Stock	All executive officers and directors as a group	2,000,000	84%

(1)	The percent of class is based on 2,370,000 shares of our common stock issued and outstanding as of December 9, 2008.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

BELLMORE CORPORATION

370,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is:  December, 2008

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$1.45
Federal Taxes	$0.00
State Taxes and Fees	$0.00
Transfer Agent Fees	$0.00
Accounting fees and expenses	$10,000.00
Legal fees and expense	$15,000.00
Blue Sky fees and expenses	$0.00
Miscellaneous	$0.00
Total	$25,001.45

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification Of Directors And Officers.

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales Of Unregistered Securities.

We were incorporated in the State of Nevada in July 2008 and 1,000,000 shares of common stock were issued to Mark Gruberg and Bernard Gruberg for $1,000 respectively. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued to Messrs. Gruberg as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Messrs. Gruberg had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In July 2008, 12,000 shares of common stock were issued to Richard I. Anslow, 12,000 shares of common stock were issued to Gregg E. Jaclin and 6,000 shares of common stock were issued to Matt Carroll. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued to Mr. Anslow, Mr. Jaclin and Mr. Carroll in exchange for services rendered. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Anslow, Mr. Jaclin, and Mr. Carroll had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In October 2008, we completed a Regulation D Rule 506 offering in which we sold 340,000 shares of common stock to 34 investors, at a price per share of $.10 for an aggregate offering price of $34,000. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Alexander Fridman	10,000
Steven Smith	10,000
Anton Kuznetsov	10,000
Elena Gruberg	10,000
Joseph Fretta	10,000
Eugene Glisson	10,000
Tathiana Cardoso	10,000
Colleen Meyer	10,000
Arthur LaRue	10,000
John Botzolakis	10,000
Allessandra Desa	10,000
Lauren Slepian	10,000
Richard Abrams	10,000
Maxwell Colby	10,000
Edward Christopher	10,000

Erondina Macedo Da Silva	10,000
Maria Gracas Da Silva	10,000
Cristiano Macedo Da Silva	10,000
Luciano Macedo Da Silva	10,000
Alba Gruberg	10,000
Horacio Abulafia	10,000
Cecilia Abulafia	10,000
Gaston Abulafia	10,000
Alberto Sentieri	10,000
Mariana Sentieri	10,000
Sergio Cuculiza	10,000
Heather McGair	10,000
Richard Schulte	10,000
Nathan Forrest	10,000
Marscheall Benjamin	10,000
Michael Relvas	10,000
Robert Lindstrom	10,000
Anthony Piacentino	10,000
Andrew Gladstein	10,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in October 2008 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
23.1	Consent of Berman & Company, P.A.
23.2	Consent of Counsel, as in Exhibit 5.1

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.              To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.              Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.             Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.            Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Oakhurst, New Jersey on December 9, 2008.

BELLMORE CORPORATION

By:	/s/Mark Gruberg
Mark Gruberg
President, Chief Executive Officer, Chairman of the Board of Directors

By:	/s/Bernard Gruberg
Bernard Gruberg
Chief Financial Officer, Vice President, Principal Accounting Officer, Director